SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  March 12, 2004

Date of earliest event reported:  March 11, 2004

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	93-0609074
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

805 SW Broadway, Suite 1200, Portland, Oregon 97205-3303
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 821-5100

ITEM 5.  Other Events.

On March 11, 2004, Louisiana-Pacific Corporation (LP) announced that it is offering to purchase any and all of its outstanding 10.875% Senior Subordinated Notes due 2008 and is soliciting consents to certain amendments to the indenture pursuant to which the Notes were issued.  A copy of the press release announcing the tender offer and consent solicitation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 11, 2004, Standard & Poor’s Ratings Services announced that it had raised its ratings on LP, including an upgrade of the corporate credit and senior unsecured debt ratings to investment-grade. The outlook is stable. The changes in the ratings from Standard & Poor’s ratings as of March 11, 2004 as are follows:

	To	From
Corporate credit rating	BBB-/Stable/--	BB+/Stable/--
Senior unsecured debt	BBB-	BB+
Subordinated debt	BB+	BB-

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                           Exhibits:

Exhibit Number	Description

99.1	Press release issued by Louisiana-Pacific Corporation, dated March 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ Curtis M. Stevens
Curtis M. Stevens
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: March 12, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by Louisiana-Pacific Corporation, dated March 11, 2004